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                                                                 Exhibit (e)(5)

AMERICAN GENERAL
Life Companies

                            EXECUTIVE ADVANTAGE/SM/
                           LOAN / SURRENDER REQUEST

Policy Number:  ____________________    Policyholder:   ____________________________________________
                                                        (Last Name, First Name, Middle Name)

Insured:        ______________________________________  Social Security No.: _______-_______-________
                (Last Name, First Name, Middle Name)

LOAN REQUEST

    . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

       [_]  Maximum Amount Available (may vary by Subaccount)

       [_]  $ __________ in cash or maximum amount available, if less

SURRENDER REQUEST

       [_] Full surrender (original policy or lost policy affidavit must be enclosed)

       [_] Partial surrender in the amount of $ __________ or for ______% of cash surrender value

    .  No more than two (2) surrenders may be made during each Certificate Year.

    . An expense charge and/or a surrender charge may be assessed according to the Certificate.

    . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                 Amount    Percent                                           Amount    Percent
                                                --------   -------                                          --------   -------
GUARANTEED ACCOUNT                              $_______    ___%

  AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE         GOLDMAN SACHS VARIABLE INSURANCE TRUST
     FUNDS)
  Invesco Van Kampen V.I. High Yield Fund       $_______    ___%     Strategic International Equity Fund    $_______    ___%
  Invesco Van Kampen V.I. American Value Fund   $_______    ___%     Structured U.S. Equity Fund            $_______    ___%
  ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.             JPMORGAN INSURANCE TRUST
  Growth Portfolio                              $_______    ___%     Small Cap Core Portfolio               $_______    ___%
  Growth and Income Portfolio                   $_______    ___%   THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
  Large Cap Growth Portfolio                    $_______    ___%     Core Plus Fixed Income Portfolio       $_______    ___%
  Small Cap Growth Portfolio                    $_______    ___%     Emerging Markets Equity Portfolio      $_______    ___%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                           Mid Cap Growth Portfolio               $_______    ___%
  VP Income & Growth Fund                       $_______    ___%   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
  VP International Fund                         $_______    ___%     AMT Large Cap Value Portfolio          $_______    ___%
BLACKROCK VARIABLE SERIES FUNDS, INC.                              PIMCO VARIABLE INSURANCE TRUST
  BlackRock Basic Value V.I. Fund               $_______    ___%     High Yield Portfolio                   $_______    ___%
  BlackRock Capital Appreciation V.I. Fund      $_______    ___%     Long -Term U.S. Government Portfolio   $_______    ___%
  BlackRock U.S. Government Bond V.I. Fund      $_______    ___%     Real Return Portfolio                  $_______    ___%
  BlackRock Value Opportunities V.I. Fund       $_______    ___%     Short-Term Portfolio                   $_______    ___%
FIDELITY VARIABLE INSURANCE PRODUCTS                                 Total Return Portfolio                 $_______    ___%
  VIP Balanced Portfolio                        $_______    ___%   VANGUARD VARIABLE INSURANCE FUND
  VIP Contrafund Portfolio                      $_______    ___%     Total Bond Market Index Portfolio      $_______    ___%
  VIP Index 500 Portfolio                       $_______    ___%     Total Stock Market Index Portfolio     $_______    ___%
  VIP Money Market Portfolio                    $_______    ___%   VALIC COMPANY I
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                 International Equities Fund            $_______    ___%
  Developing Markets Securities Fund - Class 2  $_______    ___%     Mid Cap Index Fund                     $_______    ___%
  Foreign Securities Fund - Class 2             $_______    ___%     Small Cap Index Fund                   $_______    ___%
  Growth Securities Fund - Class 2              $_______    ___%

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

----------------------------------------------           --------------------------------------------------------
Signature of Insured                                     Signature of Policyholder (If other than Insured)

_____________________________ __, 20_____
Date Signed

Loan/Surrender; Executive Advantage/SM/, 09/12